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                      BYLAWS OF SOUTHEAST TICKETING COMPANY

                Adopted by the Incorporator on December 15, 1994.

                                    ARTICLE I

                                     Offices

Section 1.1

      The principal office and other offices of the corporation shall be within or without the State of Connecticut as the Board of Directors may determine or as the business of the corporation may require.

                                   ARTICLE II

                            Meetings of Shareholders

Section 2.1 Place of Meetings

      Each meeting of the shareholders shall be held at the principal office of the corporation or at such other place within or without the State of Connecticut as the Board of Directors or other authority calling the meeting may designate.

Section 2.2 Annual Meeting

      An annual meeting of the shareholders to elect directors and to transact other business shall be held at 3:00 p.m. on the second Monday in January, or at such other date and time as the Board of Directors may designate.

Section 2.3 Special Meetings

      A special meeting of the shareholders for any proper purpose or purposes may be called by the President, or Board of Directors at such date and time as the authority calling the meeting shall designate. The President shall call and duly notice a special meeting of the shareholders within fifteen (15) days after receiving a written request made by the holders of at least one-tenth of the voting power of all shares entitled to vote at the meeting. Failing such, any of the requesting holders may call and notice such meeting. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice of such meeting.

Section 2.4 Notice of Meetings and Waiver

      Written notice of each meeting of the shareholders, stating the place, date , time and purpose or purposes of the meeting shall be mailed, postage prepaid, to each shareholder of record entitled to vote at each meeting. The notice shall be mailed to each shareholder at his last known address as it appears on the stock records of the corporation not less than seven (7) nor more than fifty (50) days before the meeting.

      At an annual meeting of shareholders, any matter relating to the affairs of the corporation may be brought up for action except the following matters which may only be acted upon if stated in the meeting notice: (1) adoption, amendment or repeal of bylaws, and (2) matters, other than election of directors, for which a vote of shareholders is expressly required by the Connecticut General Statutes.

      Notice of any shareholders' meeting may be waived in writing, either before or after the meeting, by the person or persons entitled to receive such notice. Any shareholder who attends a meeting in person without protesting the
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of proper notice prior to the commencement thereof shall be deemed to have waived notice of such meeting. The Secretary shall cause any written waiver of notice to be filed with the records of the meeting.

Section 2.5 Quorum

      The holders of a majority of the shares entitled to vote at any meeting of the shareholders shall constitute a quorum for such meeting. If less than a majority of the shares entitled to vote shall be represented at any meeting , a majority of shares in fact represented may adjourn the meeting from time to time without further notice.

Section 2.6 Proxies

      At any meeting of the shareholders, any shareholder entitled to vote may do so in person or by one or more agents authorized by a written, dated proxy executed by such shareholder and filed with the Secretary of the corporation before or at the time of the meeting. The corporation shall treat any such proxy which has been duly executed and filed with the Secretary as effective until it receives (i) a duly executed written instrument revoking it, (ii) a duly executed proxy bearing a later date, or (iii) written notice of the death or incapacity of the person who executed the proxy. No proxy shall be valid for more than eleven (11) months after its execution unless otherwise provided therein and in no event, except in the case of an irrevocable proxy, shall a proxy be valid for more than ten (10) years after its execution.

Section 2.7 Voting List

      At least five days before each meeting of the shareholders for which notice is given, the Secretary of the corporation shall make or cause to be made, a complete alphabetical list or record of the shareholders entitled to vote at the meeting, showing the last known address of and the number of shares held by each. Such list shall be kept available for inspection at the principal office of the corporation for the five days prior to the meeting and at the meeting.

Section 2.8 Voting

      Except to the extent that voting rights of shares of any class are increased, limited or denied by the Certificate of Incorporation, each outstanding share shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders.

      A majority of votes represented at any meeting of the shareholders and entitled to vote on an issue shall decide such issue except when a greater vote is required by law, by the Certificate of Incorporation or by these Bylaws.

Section 2.9 Transaction of Business without Meetings

      Any action that may be taken by the shareholders at a meeting of the shareholders may be taken without a meeting by consent, in writing, setting forth the action to be taken, signed by shareholders (or their authorized attorneys) holding shares representing at least that portion of the voting power of shares entitled to vote on such action as would be required to approve such action at a meeting at which all shareholders entitled to vote thereon were present; provided, however, that the approval of such action by consent is not prohibited by, and such consent is obtained in accordance with, the general corporate law of Connecticut in effect at the time such consent is sought. The Secretary shall file such consent or consents with the minutes of meetings of shareholders.


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                                   ARTICLE III

                               Board of Directors

Section 3.1 General Authority

      The business, property and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 3.2 Number of Directorships

      There shall be not fewer than three (3) nor more than five (5) directorships; provided that at any time all the issued and outstanding shares of the stock of the corporation are owned beneficially and of record by fewer than three (3) shareholders, the number of directorships may be fewer than three
(3) but not fewer than the number of shareholders. Subject to the above, the actual number of directorships for each year shall be fixed by resolution of the shareholders or, in the absence thereof, shall be the number of directors actually elected by the shareholders; provided that a reduction, by shareholder resolution, of the number of directorships shall not remove any director currently in office or shorten his term. It is not required that directors be Connecticut residents or shareholders of the corporation.

Section 3.3 Election and Term of Office

      Directors shall be elected by the shareholders at the first meeting of shareholders held for such purpose and at each subsequent annual meeting of the shareholders. Each director shall hold office for the term for which he or she is elected and until his or her successor has been elected and qualified, except that a director shall cease to be in office upon his or her death, resignation, lawful removal or issuance of a court order decreeing that he or she is no longer a director in office.

Section 3.4 Vacancies

      The remaining directors, although less than a quorum, may fill any vacancy in the Board of Directors other than one caused either by an increase in the number of directorships or by a removal of a director by the shareholders. A vacancy filled by the remaining directors shall be filled until the expiration of the term of the director whose place is vacant or until a successor director is elected by the shareholders, whichever occurs first.

Section 3.5 Meetings

      (a) Regular Meetings. A regular meeting of the Board of directors shall be held without notice immediately after and at the same place as the annual meeting of the shareholders unless the Board of Directors shall have designated another place, date and time for such meeting and all directors have been notified of such other place, date and time. The Board of Directors may hold additional regular meetings by a resolution establishing the place, date and time thereof and may hold such meetings without further notice provided that a copy of such resolution shall be given to each director at least three (3) days prior to the holding of any regular meetings scheduled thereby.

      (b) Special Meetings. Special meetings of the Board of Directors may be held at any place, date and time when called by either the President or any two directors. Notice of the place, date and time thereof shall be given to each director at least three (3) days prior to such meeting, either orally or in writing mailed to the director's last known address.

      (c) Waiver of Notice. Notice of any meeting of the Board of Directors may be waived in writing, either before or after the meeting, by the person or persons entitled to such notice. Any Director who attends a meeting of the Board


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of Directors without protesting the lack of proper notice prior to the commencement thereof, shall be deemed to have waived notice of such meeting.

Section 3.6 Quorum

      A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors unless the act of a greater number is required by law or by these Bylaws. If less than a quorum is present at a meeting, the majority of the directors present may adjourn the meeting from time to time without further notice.

Section 3.7 Transaction of Business without Meetings

      If all the directors consent in writing to an action taken or to be taken by the corporation and the number of such directors constitutes a quorum for the action, such action shall have the same force and effect as if it had been authorized at a meeting of the Board of Directors. The Secretary shall file each such consent with the minutes of the meetings of the Board.

Section 3.8 Participation by Telephone

      A director or a member of a committee of the Board of Directors may participate in a meeting of the Board of Directors or of such committee by means of conference telephone or similar communications equipment enabling all directors or members of such Committee, as the case may be, to hear one another, and participation in a meeting pursuant to this subsection shall constitute presence in person at such meeting.

Section 3.9 Removal of Directors

      Any director may be removed from office at any time, with or without cause, by the affirmative vote of a majority of the shareholders entitled to vote for the election of such director.

Section 3.10 Committees

      The Board of Directors, by the affirmative vote of a majority of the entire Board, may appoint an Executive Committee and such other committees composed of two or more directors as the Board may deem proper. Such committee shall have and may exercise all such authority of the Board of Directors as shall be provided in such resolution.

Section 3.11 Committee Meetings

      Meetings of the Executive Committee and of other committees of the Board of Directors may be called by either the President or any of the members of such committee upon at least one (1) day's written or oral notice of the place, date and time. The notice need not state the purpose of such meeting. A majority of the committee members shall constitute a quorum for the transaction of business, and if a quorum exists, the action of the majority of those present shall at any meeting shall be the action of the committee. Each committee shall keep minutes of its proceedings.

Section 3.12 Compensation

      The Board of Directors may set the compensation for directors, the Chairman of the Board, the President, any Vice Presidents, the Secretary and the Treasurer and may cause directors to be reimbursed for the reasonable expenses incurred in connection with attendance at meetings of the Board of Directors and committees thereof.


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                                   ARTICLE IV

                                    Officers

Section 4.1 Election and Term of Office

      At its first meeting and following each annual meeting of the shareholders, the Board of Directors shall elect a President and a Secretary, and at such meeting or any other meeting may elect a Chairman of the Board, one or more Vice Presidents, a Treasurer and such other officers and assistant officers as the Board of Directors may deem proper. The Chairman of the Board, if any, shall be elected from the members of the Board of Directors. Any two or more offices may be held by the same person except the offices of President and Secretary. An officer's term of office shall end upon the election of his or her successor. Any officer may be removed by the Board of Directors at any time, with or without cause. A vacancy in any office may be filled by the Board of Directors for the unexpired portion of the term thereof.

Section 4.2 Chairman of the Board

      The Chairman of the Board, if any, shall preside at meetings of the shareholders and the Board of Directors and shall have such other duties and powers as may be assigned to him or her by the Board of Directors from time to time.

Section 4.3 President

      The President shall preside at meetings of the shareholders and the Board of Directors in the absence of a/the Chairman of the Board, shall be the chief operating officer of the corporation and shall have all the powers and duties as from time to time may be assigned to him or her by the Board of Directors.

Section 4.4 The Vice Presidents

      Any Vice President may be designated by the Board of Directors to perform the duties of the President in case of absence, death or inability to act of such officer. Each Vice President shall have such other and duties as may be assigned to him or her from time to time by the President or the Board of Directors.

Section 4.5 The Secretary

      The Secretary shall keep the minutes of the meetings of the shareholders and the Board of Directors, shall be the custodian of the corporate records and the seal of the corporation, and shall perform all the duties incident to the office of Secretary and such other duties as may be assigned to him or her from time to time by the President or the Board of Directors.

Section 4.6 The Treasure

      The Treasurer shall have charge and custody of and be responsible for the cash, funds, notes and securities of the corporation and for the deposit of all monies in the name of the corporation in such banks, trust companies, or other depositories as shall be selected in accordance with the provisions of these Bylaws, and shall perform all the duties incident to the office of Treasurer and such other duties as may be assigned to him or her from time to time by the President or the Board of Directors.


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Section 4.7 Assistant and Other Officers

      Any Assistant Secretary or Assistant Treasurer, in the absence of the Secretary or the Treasurer, respectively, shall perform the duties which such officers are required to perform, and they and any other junior officers shall have such other powers and duties as may be assigned to them from time to time by the President or any designated superior officer.

                                    ARTICLE V

                           Loans, Checks and Deposits

Section 5.1 Loans

      No loans in excess of Twenty Thousand Dollars ($20,000) shall be contracted on behalf of the corporation and no evidences of indebtedness in excess of Twenty Thousand Dollars ($20,000) shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 5.2 Checks, Drafts, etc.

      All checks, drafts or orders for the payment of money, notes, bills of exchange and other evidence of indebtedness issued in the name of the corporation shall be signed or endorsed with the signatures or facsimile signatures of such officers or agents of the corporation as the Board of Directors shall from time to time designate by name or title, or in lieu of any action by the Board, as the President shall designate.

Section 5.3 Deposits

      All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select or, in lieu of any action by the Board of Directors, as the Treasurer may select.

                                   ARTICLE VI

                                      Stock

Section 6.1 Stock Certificates

      Certificates representing shares of stock of the corporation shall be in such form as the Board of Directors may determine, shall be signed by either the President or a Vice President and by either the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary and shall bear the seal or facsimile seal of the corporation; provided that, when any certificate is signed by a transfer agent, transfer clerk or registrar on behalf of the corporation, the signatures of such officers may be facsimiles thereof.

Section 6.2 Transfer of Stock

      Shares of the common stock of the corporation shall be transferable only on the books of the corporation by a written assignment signed by the holder of record thereof, his or her legally constituted attorney or his or her legal representative upon surrender of the certificate or certificates therefor.

      The Board of Directors may make such additional rules and regulations as it may deem expedient concerning the issuance, transfer and registration of certificates for shares of stock of the corporation provided such shall not be inconsistent with these Bylaws.


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Section 6.3 Declaration of Dividends; Dividend Record Date

      Dividends may be declared within the discretion of the Board of Directors as may be permitted by law. Whenever the Board of directors declares a dividend payable to shareholders, it shall set a record date for the purpose of determining the shareholders entitled to such dividend. Upon the close of business on the record date, the Secretary of the corporation shall establish a list of all shareholders entitled to such dividend.

Section 6.4 Lost, Stolen or Destroyed Certificates

      The Board of Directors may, in case any share certificate is lost, stolen, destroyed or mutilated, authorize the issuance of a replacement certificate upon such proof, terms and conditions, including reasonable bonding or indemnification of the corporation, as the Board shall determine.

                                   ARTICLE V11

                                  Miscellaneous

Section 7.1 Amendments

      Except as is otherwise provided by law or in the Certificate of Incorporation, these Bylaws may be amended or repealed or new bylaws may be adopted, either by a unanimous vote of the directors, or by the affirmative vote of the holders of two-thirds (2/3) of the shares of the common stock of the corporation entitled to vote thereon. Bylaws adopted or amended by the Board of Directors shall be subject to amendment or repeal by the shareholders. Bylaws adopted by the shareholders, if the adopting resolution shall so expressly state, may not be amended or repealed by the Board of Directors. This Section may not be amended or repealed by the Board of Directors.

Section 7.2 Corporate Seal

      The seal of the corporation shall have inscribed thereon the name of the corporation, the word "Seal" and the word "Connecticut".

Section 7.3 Fiscal Year

      The fiscal year of the corporation shall be fixed, and shall be subject to change, by the Board of Directors.



                                          /s/  Karen A. Molitor
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                                          Karen A. Molitor, Incorporator


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